AirSculpt Technologies Announces Its Intent to Delay the Filing of its Annual Report and Provides Business Update
Preliminary Fiscal Year 2025 Revenue of $151.8 Million
Refreshed Marketing Strategy Delivers Positive Same-Store Sales in February 2026
Strong Balance Sheet and Enhanced Liquidity
MIAMI BEACH, Fla., March 16, 2026 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS) (“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced that it expects to file a Form 12b-25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about March 16, 2026, providing the Company a 15-day extension to file its annual report for the fiscal year ended December 31, 2025 on Form 10-K (the “Annual Report”). The extension will give the Company additional time to complete the classification of its inter-company transactions and balances. The Company intends to file the Annual Report as soon as practicable and currently anticipates filing the Annual Report within the fifteen-day grace period provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also issued select financial and liquidity metrics that are not part of the inter-company balances review and an update on current same-store revenue trends.
Fiscal 2025 Business Update and 2026 Current Trend:
•Fiscal 2025 preliminary revenue of $151.8 million with same-store revenue improving to end the year down single digits in December.
•Fourth Quarter 2025 preliminary revenue of $33.4 million with same-store revenue down approximately 16%.
•Refreshed marketing strategy delivered positive comparable sales in February; Company expects Q1 2026 revenue of $38.5 - $39.5 million representing same-store revenue of approximately flat at the midpoint.
•Cash as of March 13, 2026, was $13.0 million and debt was $46.0 million.

Yogi Jashnani, Chief Executive Officer, stated: “I am encouraged by the momentum we are seeing as we enter 2026. The significant strategic changes made during the period to recalibrate our marketing, expand into adjacent procedures and tighten our operations drove meaningful improvement in our demand and sales trend at year end and resulted in the delivery of positive revenue in February 2026 compared to the prior year period.”

Preliminary Estimated Results
The Company’s preliminary estimated results for its fiscal quarter and fiscal year ended December 31, 2025 are preliminary and subject to change. The Company has not completed its normal quarterly and year-end closing procedures for the fiscal quarter and fiscal year ended December 31, 2025, and there can be no assurance that final results for the fiscal quarter and fiscal year ended December 31, 2025 will not differ from the preliminary estimated results included herein, including as a result of year-end closing procedures adjustments. In addition, these preliminary estimated results should not be viewed as a substitute for full interim or audited financial statements prepared in accordance with generally accepted accounting principles in the United States that have been reviewed or audited by the Company’s independent registered public accounting firm.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.

Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,”

“predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2024..

Our future results could be affected by a variety of other factors, including, but not limited to, the Company’s failure to file the Annual Report within the fifteen-day grace period provided by Rule 12b-25 under the Exchange Act; adjustments to the Company’s year-end closing procedures; inability to sell equity or other securities in the future at a time when we might otherwise wish to effect sales; inability to raise capital on commercially reasonable terms, if at all; the risk that any future financings may dilute our stockholders or restrict our business; failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.

The risk factors discussed in “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024 and in other filings we make from time to time with the SEC could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.

Investor Contact
Allison Malkin
ICR, Inc.
airsculpt@icrinc.com
2